Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

_____________________________

MISSISSIPPI POWER COMPANY

(Exact name of obligor as specified in its charter)

Mississippi (State or other jurisdiction of incorporation or organization)	64-0205820 (I.R.S. Employer Identification No.)
2992 West Beach Boulevard Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip code)

_____________________________

Senior Notes

(Title of the indenture securities)

Item 1.	General Information.	Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Treasury Department Washington, D.C.
Federal Deposit Insurance Corporation Washington, D.C.
Federal Reserve Bank of San Francisco San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers. The trustee is authorized to exercise corporate trust powers.
Item 2.	Affiliations with Obligor.	If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15.	Foreign Trustee.	Not applicable.
Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.

A copy of the Articles of Association of the trustee now in effect. (Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.)

Exhibit 2.

A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004. (Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.)

Exhibit 3.	See Exhibit 2
Exhibit 4.

Copy of By-laws of the trustee as now in effect. (Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.)

Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 7th day of August 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Elizabeth T. Wagner
Elizabeth T. Wagner
Vice President

EXHIBIT 6

August 7, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Elizabeth T. Wagner
Elizabeth T. Wagner
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions ______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 12,028
Interest-bearing balances		10,631
Securities:
Held-to-maturity securities		0
Available-for-sale securities		102,802
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		7,380
Securities purchased under agreements to resell		1,122
Loans and lease financing receivables:
Loans and leases held for sale		28,411
Loans and leases, net of unearned income	332,448
LESS: Allowance for loan and lease losses	10,240
Loans and leases, net of unearned income and allowance		322,208
Trading Assets		11,401
Premises and fixed assets (including capitalized leases)		4,281
Other real estate owned		1,172
Investments in unconsolidated subsidiaries and associated companies		438
Intangible assets
Goodwill		11,381
Other intangible assets		13,099
Other assets		25,816
		_______
Total assets		$552,170
LIABILITIES
Deposits:
In domestic offices		$316,654
Noninterest-bearing	76,832
Interest-bearing	239,822
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,774
Noninterest-bearing	1,002
Interest-bearing	54,772
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		32,172
Securities sold under agreements to repurchase		13,234

Dollar Amounts In Millions _______________
Trading liabilities	7,432
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	46,503
Subordinated notes and debentures	16,011
Other liabilities	19,122
_______
Total liabilities	$506,902
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	29,112
Retained earnings	17,471
Accumulated other comprehensive income	(2,007)
Other equity capital components	0
________
Total equity capital	45,096
Noncontrolling (minority) interests in consolidated subsidiaries	172
Total equity capital	45,268
________
Total liabilities, minority interest, and equity capital	$552,170

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Dave Hoyt

John Stumpf	Directors

Carrie Tolstedt